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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 16, 1999
                                                       -------------------

                                   Kevco, Inc.
                                ----------------

             (Exact name of registrant as specified in its charter)


          Texas                      000-21621                 75-2666013
       -----------                   ---------                 ----------
(State or other jurisdiction        (Commission              (IRS Employer
    of incorporation)               File Number)           Identification No.)


          1300 S. University Drive, Suite 200, Fort Worth, Texas 76107
          ------------------------------------------------------------
             (Address of principal executive offices)       (Zip Code)


        Registrant's telephone number, including area code (817) 332-2758
                                                          ----------------



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ITEM 5.  OTHER EVENTS.


         On February 15, 1999, Kevco, Inc. issued the following press release:

         FORT WORTH, Texas (BUSINESS WIRE) -- Feb. 15, 1999 -- Kevco, Inc. (Kevco) (Nasdaq/NM:KVCO) today announced that Wingate Partners II, L.P. (Wingate) has delivered a notice to Kevco terminating the contemplated transaction pursuant to which Wingate would purchase Kevco common stock and warrants. Further discussions between Kevco, Wingate and Kevco's lenders are contemplated, although no assurances can be given that such discussions will be successful.

         Kevco, headquartered in Fort Worth, Texas, is the largest wholesale distributor and manufacturer of building products to the manufactured housing and recreational vehicle industries.

         CERTAIN STATEMENTS IN THIS NEWS RELEASE CONSIST OF FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, THE COMPANY'S SUBSTANTIAL LEVERAGE AND ITS EFFECTS ON THE COMPANY'S ABILITY TO OBTAIN ADDITIONAL CAPITAL AS NEEDED, THE COMPANY'S ABILITY TO INTEGRATE ITS OPERATIONS AND SUCCESSFULLY IMPLEMENT NEW INFORMATION MANAGEMENT SYSTEMS, THE COMPANY'S SUCCESS IN ADDRESSING AND REMEDIATING YEAR 2000-RELATED ISSUES, THE COMPANY'S ABILITY TO PROFITABLY OPERATE ITS NEW MANUFACTURING FACILITIES, CUSTOMER DEMAND FOR MANUFACTURED HOUSING AND RECREATIONAL VEHICLES, THE EFFECT OF ECONOMIC CONDITIONS, THE IMPACT OF RAW MATERIALS PRICES, THE COMPANY'S ABILITY TO MAINTAIN PROFITABILITY IN THE EVENT OF THE LOSS OF A SIGNIFICANT CUSTOMER AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE REPORTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Kevco, Inc.



Date: February 17, 1999                  By: /s/ Ellis L. McKinley, Jr.
                                            ------------------------------------
                                                 Vice President, Chief Financial
                                                 Officer and Treasurer